Exhibit 10(v)









                                FURNITURE BRANDS

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN























                                                    Restated:  January 1, 2002



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                                FURNITURE BRANDS
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                    SECTION I

                                   Definitions


1.1  "Affiliate"   means  any  corporation,   division,   partnership  or  other
     organization which, during any period of employment of a Participant, was at least 50% controlled, directly or indirectly, by the Company.

1.2 "Basic Plan" means the specific defined benefit pension plan(s) (as defined in ERISA Section 3(2)) of the Company and its Affiliates under which a Participant is entitled to a retirement benefit.

1.3 "Basic Plan Benefit" means the amount of benefit payable from the Basic Plan to a Participant or, in the case of a pre-retirement death benefit, to the Surviving Spouse, in the normal form of annuity payable.

1.4 "Beneficiary" means the beneficiary or contingent annuitant as specified pursuant to the provisions of the Basic Plan.

1.5  "Code" means the Internal Revenue Code of 1986, as subsequently amended.



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1.6  "Committee" means the Executive  Compensation and Stock Option Committee of
     the Board of Directors of the Company, as now or hereafter constituted.

1.7 "Company" means Furniture Brands International, Inc. and any successor thereof.


1.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as subsequently amended.


1.9 "Participant" means an employee of the Company or an Affiliate designated as a participant by the Committee. An employee shall become a participant in the Plan as of the date he or she is individually formally designated a Participant by the Committee.

1.10 "Plan" means the Furniture Brands Supplemental Executive Retirement Plan.


1.11 "Retirement Date" means the termination of a participant's employment with the company on one of the retirement dates specified in Section 2.1.

1.12 "Service" means a participant's credited years of benefit service as defined in the Basic Plan.


1.13 "Surviving Spouse" means the spouse of a Participant who is eligible to receive a surviving spouse benefit under the Basic Plan.

1.14 The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

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                                   SECTION II

                            Eligibility For Benefits

2.1 Each Participant is eligible to retire and receive a benefit under this Plan beginning on one of the following dates:

     (a) "Normal Retirement Date", which is the same as Normal Retirement Date under the Basic Plan;

     (b) "Early Retirement Date", which is the same as Early Retirement Date under the Basic Plan;

     (c) "Postponed Retirement Date", which is the same as Postponed Retirement Date under the Basic Plan;

     (d)  "Disability   Retirement  Date",  which  is  the  same  as  Disability
          Retirement Date under the Basic Plan.

2.2 If any Participant entitled to a benefit under this Plan is discharged for cause, or enters into competition with the Company or an Affiliate, or interferes with the relations between the Company or an Affiliate and any customer, or engages in any activity that would result in any decrease of or loss in sales by the Company or an Affiliate, the rights of such participant to a benefit under this Plan, including the rights of a Surviving Spouse or a Beneficiary to a benefit, will be forfeited, unless the Committee determines that such activity is not detrimental to the best interests of the Company or an Affiliate. However, if the individual ceases such activity and notifies the committee of such action, then the participant's right to receive a benefit, and any right of a Surviving Spouse or a Beneficiary to a benefit, will be restored within 60 days of said notification, unless the Committee in its sole discretion determines that the prior activity has caused serious injury to the Company or an Affiliate, which determination will be final and conclusive.


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                                   SECTION III

                      Amount and Form of Retirement Benefit

Amount of Benefit

3.1 A Participant's retirement benefit payable at a Normal Retirement Date under the Plan will equal the Participant's normal retirement benefit calculated in accordance with the provisions of the Basic Plan (calculated as if the benefit limitations of the Code Sections 401(a)(17) and 415 were not in effect), plus discretionary benefits, if any granted pursuant to
     Section 3.7 of this Plan, less any Basic Plan Benefit.

3.2 A Participant's retirement benefit payable at an Early Retirement Date will equal the Participant's early retirement benefit calculated in accordance with the provisions of the Basic Plan (calculated as if the benefit limitations of Code Sections 401(a)(17) and 415 were not in effect), reduced by the factors specified under the Basic Plan according to the age of the participant on the date the benefit commences to be paid, plus discretionary benefits, if any, granted under Section 3.7 of this Plan, less any Basic Plan Benefit.

3.3 A Participant's retirement benefit payable at a Postponed Retirement Date will be equal to the participant's postponed retirement benefit calculated in accordance with the provisions of the Basic Plan (calculated as if the benefit limitations of Code Sections 401(a)(17) and 415 were not in effect) plus discretionary benefits, if any, granted pursuant to Section 3.7 of this Plan, less any Basic Plan Benefit.


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3.4  The retirement  benefits under this Plan shall be calculated as of the date retirement benefits commence payment under the Basic Plan; however, the retirement benefits calculated under this Plan shall not exceed the retirement benefit calculated for a participant on the date the participant ceased to be an employee of the Company or an Affiliate. Retirement benefits under this Plan shall be recalculated at any time a benefit under the Basic Plan is recalculated due to increases in the benefit limitations under Code Sections 401(a)(17) and 415.

Form of Benefit

3.5 The benefits determined under this Plan will be payable in the same form as that elected by the participant with respect to benefits payable under the Basic plan and subject to the same actuarial adjustments as specified in the Basic Plan; provided, however, that in the event the Participant is eligible for and elects to receive benefits from the Basic Plan in the form of a lump sum, benefits under this Plan will be payable in the form of a life annuity.

3.6 Notwithstanding the provisions of paragraph 3.5, if the monthly benefit payable to a Participant under this Plan, or in case of a Surviving Spouse's benefit, is $100 per month or less, then in lieu of receiving a monthly benefit, the participant or Surviving Spouse shall receive a single sum cash settlement. The single sum cash settlement shall be determined in accordance with the provisions of the Basic Plan for determining similar settlements.


Discretionary Benefits

3.7 The Committee shall have the authority to provide any discretionary supplementary or additional benefits pursuant to this Plan to a Participant at any time after the Participant ceases to be an employee of the Company or an Affiliate.

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                                   SECTION IV

                             Death Benefits Payable

4.1 If a Participant should die before commencement of his benefits hereunder, the Surviving Spouse will receive a benefit calculated and payable in accordance with the provisions of the Basic Plan (calculated as if the benefit limitations of Code Sections 401(a)(17) and 415 were not in effect) plus discretionary benefits, if any, granted under Section 3.7 of this Plan, less any Basic Plan Benefit payable to the Surviving Spouse.

4.2 A Surviving Spouse's benefit will be payable monthly, and will commence on the same date as the surviving spouse benefit payable under the Basic Plan. Payments will cease when the surviving spouse benefit ceases under the Basic Plan.



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                                    SECTION V

                           Disability Benefits Payable

5.1 In the event a participant becomes totally disabled, as defined in the Basic Plan, and is eligible for a disability benefit payment from such Plan, a disability benefit will be payable from this Plan. The disability benefit will be calculated and payable in accordance with the provisions of the Basic Plan (calculated as if the benefit limitations of Code Sections 401(a)(17) and 415 were not in effect), plus discretionary benefits, if any, under Section 3.7 of this Plan, less any disability benefit payable from the Basic Plan.

5.2 In the event a Participant becomes totally disabled, as defined in the Basic Plan, and is eligible for an accrual of additional years of Service while disabled under the Basic Plan, such Participant will be credited with the same additional years of Service for purposes of the determination of benefits under this Plan. The disability benefit will be calculated in accordance with the provisions of the Basic Plan based on the service hereunder (calculated as if the benefit limitations of Code Sections 401(a)(17) and 415 were not in effect), plus discretionary benefits, if any under Section 3.7 of this Plan, less any disability benefit payable from the Basic Plan.

5.3 The disability benefit payment will cease under this Plan when the disability benefit ceases under the Basic Plan.


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                                   SECTION VI

                         Payment of Retirement Benefits

6.1 Benefits payable in accordance with Section III, IV and Section V of this Plan will be payable monthly, and will commence on the same date as the benefit payable under the Basic Plan. Payments will cease upon the later of the first day of the month following the month in which the retired Participant dies or the day the benefit ceases under the Basic Plan.

6.2 Except as provided for a Participant under Section 3.7 of this Plan, no benefits are payable under this Plan if a participant terminates employment for any reason prior to a Retirement Date, excluding terminations due to death or disability.




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                                   SECTION VII

                                  Miscellaneous

7.1 The Board of Directors may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. However, no termination, amendment or suspension of the Plan will affect a retired participant's right or the right of a Surviving Spouse or Beneficiary to continue to receive a benefit in accordance with this Plan as in effect on the date such participant commenced to receive a benefit under this Plan.

7.2 Nothing contained herein shall be construed as an agreement of employment for any term or in any position, or to confer upon any participant the right to be retained in the service of the company, or to interfere with the right of the Company to discharge or otherwise deal with a Participant without regard to the existence of this Plan.

7.3 This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis.

7.4 To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.


7.5 The Company shall administer the Plan and may adopt rules and regulations to assist it in the administration of the Plan. The Company shall have the authority and discretion to construe any ambiguous terms or conditions hereunder.

7.6 This plan shall become effective on the date adopted by the Board of Directors of the company and shall be effective as to each Participant on the date he or she is designated as such by the Committee.

7.7 The Committee shall only have the authority to perform the duties as specified under Sections 1.9, 2.2 and 3.7 of this Plan. All other duties and responsibilities shall be reserved to the Company, except as delegated specifically by the Company.

7.8 This Plan is established under and will be construed according tot he laws of the State of Missouri.